UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2012 (May 30, 2012)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	1-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Gray Television, Inc. (the “Company”) held its annual meeting of shareholders on May 30, 2012. At the meeting, each of the director nominees was elected to hold office until the Company’s next annual meeting of shareholders and until their successors have been duly elected and qualified. In addition, the amendments to the Company’s 2007 Long Term Incentive Plan were approved and the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2012 was ratified. The results of the voting on the proposals submitted at the meeting were as follows:

No.	Proposal	Votes For	Votes Withheld	Broker Non-Votes
1	Election of directors:
	Richard L. Boger	81,245,748	1,038,998	17,338,918
	Ray M. Deaver	81,115,788	1,168,958	17,338,918
	T. L. Elder	81,295,889	988,857	17,338,918
	Hilton H. Howell, Jr.	81,217,197	1,067,549	17,338,918
	Robin R. Howell	80,568,386	1,716,360	17,338,918
	William E. Mayher, III	81,112,129	1,172,617	17,338,918
	Howell W. Newton	81,249,659	1,035,087	17,338,918
	Hugh E. Norton	81,100,308	1,184,438	17,338,918
	Robert S. Prather, Jr.	80,434,421	1,850,325	17,338,918
	Harriett J. Robinson	80,573,311	1,711,435	17,338,918

No.	Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes
2	The approval of amendments to the Gray Television, Inc. 2007 Long Term Incentive Plan.	81,528,878	739,759	16,109	17,338,918

No.	Proposal	Votes For	Votes Against	Abstain
3	The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2012.	98,048,402	1,421,918	153,344

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

June 5, 2012	By:	/s/ James C. Ryan
Name: James C. Ryan Title: Chief Financial Officer and Senior Vice President